UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
June 17, 2010

PRO-DEX, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)

2361 McGaw Avenue, Irvine, California 92614
(Address of principal executive offices, zip code)

(949) 769-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 17, 2010 Pro-Dex, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation (“Amendment”) in order to effect a 1-for-3 reverse stock split of the Company’s common stock effective on June 17, 2010.

As a result of the reverse stock split, every 3 shares of the Company’s common stock issued and outstanding on June 17, 2010 will be combined into 1 share of common stock.  The reverse stock split will not change the authorized number of shares or the par value of the Company’s common stock.

No fractional shares will be issued in connection with the reverse stock split.  If, as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the number of shares received by such stockholder will be rounded up to the next whole number.

Following the reverse stock split, the Company expects to have approximately 3.3 million shares of common stock outstanding.  The reverse stock split will affect all shares of the Company’s common stock, including common stock underlying stock options that are outstanding immediately prior to the effective time of the reverse stock split.

Additional information about the reverse stock split is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 19, 2009.

The Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.  The press release announcing the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                                Financial Statements and Exhibits

(d)	Exhibits.	The following material is filed as an exhibit to this Current Report on Form 8-K:

	Exhibit 3.1	Articles of Amendment to Articles of Incorporation

	Exhibit 99.1	Press release of Pro-Dex Inc., dated June 18, 2010, announcing reverse stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	PRO-DEX, Inc (Registrant).

	By:	/s/ Jeffrey J. Ritchey
Jeffrey J. Ritchey
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 3.1	Articles of Amendment to Articles of Incorporation

Exhibit 99.1	Press release of Pro-Dex Inc., dated June 18, 2010, announcing reverse stock split